UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 27, 2009
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware (State or other jurisdiction of incorporation or organization)	25-1723345 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219 (Address of principal executive offices)	(412) 454-2200 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 27, 2009, the Board of Directors of WESCO International, Inc. (the “Company”) announced a management succession plan to become effective on September 1, 2009. Under the succession plan, John J. Engel, currently the Company’s Senior Vice President and Chief Operating Officer, will become the Company’s President and Chief Executive Officer. Roy W. Haley, the Company’s current Chairman of the Board and Chief Executive Officer, will remain as Executive Chairman until the completion of his current term as a member of the Board of Directors in May 2011. In addition, Stephen A. Van Oss, the Company’s current Senior Vice President of Finance and Administration and Chief Financial Officer, will assume the responsibilities of Senior Vice President and Chief Operating Officer.
     The Board of Directors of the Company also announced that Richard P. Heyse will join the Company on June 15, 2009 as Vice President and Chief Financial Officer. Mr. Heyse will receive an annual base salary of $325,000, with a target bonus of 50% of his base salary and a bonus opportunity of up to 100% of his base salary, as well as a one-time sign-on bonus of $50,000. Mr. Heyse will be entitled to receive a severance payment equal to one year’s base salary if he is terminated by the Company without cause or if he terminates his employment for good reason. Mr. Heyse, age 46, previously served as Vice President and Chief Financial Officer of Innophos, Inc., a manufacturer of specialty phosphates, since April 2005. Prior to that, Mr. Heyse was Division Controller for Eastman Chemical Company’s specialty chemicals and specialty polymers businesses from 2001 to April 2005. Prior to his employment with Eastman Chemical Company, Mr. Heyse held various positions with Koch Industries, Inc., Eaton Corporation and International Paper Company.
     In connection with this management succession plan, and in recognition of the forthcoming increase in Mr. Engel’s responsibilities effective on September 1, 2009, the Company and Mr. Engel will enter into a new employment agreement or an amendment to Mr. Engel’s existing employment agreement providing for, among other things, an annual base salary of $725,000, with a target bonus of 100% of base salary and a bonus opportunity of up to 200% of his base salary. Mr. Engel will also be eligible to receive long-term equity-based incentives under the Company’s Long-Term Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors, with such long-term incentives to have an approximate grant date value on or about July 1, 2009 of $2.1 million for 2009. In the event that prior to a change in control Mr. Engel’s employment is terminated by the Company without cause or by Mr. Engel for good reason, he will be entitled to receive monthly cash payments for 24 months in an amount equal to his monthly base salary as of the termination date, a lump sum cash amount equal to his target annual incentive opportunity for the year in which he was terminated and accelerated vesting of all stock-based awards except for performance based awards where operational or performance criteria have not been met. If such termination occurs within two years after a change in control, Mr. Engel will instead be entitled to receive, (i) a lump sum cash payment equal to two times the sum of his annual base salary and his annual target incentive opportunity as of the termination date, (ii) a gross-up payment to offset certain excise taxes, if any, (iii) prorated incentive compensation for the year in which he was terminated and (iv) accelerated vesting of all stock-based awards except for performance-based awards where operational or performance criteria have not been met. The new or amended employment agreement will have a term of three years, thereafter, subject to one-year automatic extensions. Other than with respect to compensation, which will become effective July 1, 2009, the terms of Mr. Engel’s existing employment agreement will remain in full force and effect through September 1, 2009.
     Similarly, in recognition of the forthcoming increase in his responsibilities effective on September 1, 2009, the Company and Mr. Van Oss will enter into a new employment agreement or an amendment to Mr. Van Oss’ existing employment agreement providing for, among other things, an annual base salary of $600,000, with a target bonus of 80% of base salary and a bonus opportunity of up to 160% of his base salary. Mr. Van Oss will also be eligible to receive long-term equity-based incentives under the Company’s Long-Term Incentive Plan as determined by the Compensation Committee of the Company’s Board of Directors, with such long-term incentives to have an approximate grant date value of $1.5 million for 2009. In the event that prior to a change in control Mr. Van Oss’ employment is terminated by the Company without cause or by Mr. Van Oss for good reason, he will be entitled to receive monthly cash payments for 24 months in an amount equal to his monthly base salary as of the termination date, a lump sum cash amount equal to his target annual incentive opportunity for the year in which he was terminated and accelerated vesting of all stock-based awards except for performance-based awards where operational or performance criteria have not been met. If such termination occurs within two years after a change in control, Mr. Van Oss will instead be entitled to receive, (i) a lump sum cash payment equal to two times the sum of his annual base salary and his annual target incentive opportunity as of the termination date, (ii) a gross-up payment to offset certain excise taxes, if any, (iii) prorated incentive compensation for the year in which he was terminated and (iv) accelerated vesting of all stock-based awards except for performance-based awards where operational or performance criteria have not been met. The new or amended employment agreement will have a term of three years, thereafter, subject to one-year automatic extensions. Other than with respect to compensation, which will become effective July 1, 2009, the terms of Mr. Van Oss’ existing employment agreement will remain in full force and effect through September 1, 2009.
     Mr. Haley’s compensation as Executive Chairman, which will remain at its current level through June 30, 2010, will be reduced to $600,000 for the period July 1, 2010 through June 30, 2011. Mr. Haley will also receive two grants of restricted stock units (RSUs)(or equivalent value) that will each vest over a three year period. The first grant of RSUs will be made on or about July 1, 2009 and have an approximate grant date value of $4.0 million. The second grant will be made on or about July 1, 2010 and have an approximate grant date value of $2.6 million. In the event that Mr. Haley’s employment is terminated by the Company without cause or by Mr. Haley for good reason or by reason of Mr. Haley’s death or disability, he will be entitled to receive his unpaid base salary until May 2011. In addition, upon such termination all of Mr. Haley’s stock-based awards will become immediately vested and, in the case of stock appreciation rights and stock options, exercisable for 24 months. The Company and Mr. Haley will enter into a modification of Mr. Haley’s existing employment agreement reflecting, among other things, his new position and compensation arrangements.
     A press release announcing this management succession plan and the appointment of

Mr. Heyse is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release dated May 27, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Financial and Administrative Officer

Dated: May 27, 2009